SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 16, 2013
(Date of earliest event reported)

AT&T INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8610 (Commission File Number)	43-1301883 (I.R.S. Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (210) 821-4105

________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On December 16, 2013, AT&T Inc. (“AT&T”) announced entry into a Stock Purchase Agreement (the “Purchase Agreement”) with Frontier Communications Corporation, a Delaware corporation (“Frontier Communications”), pursuant to which Frontier Communications will acquire AT&T’s incumbent local exchange operations in Connecticut for $2.0 billion in cash through the purchase of all the outstanding shares in AT&T’s wholly owned subsidiaries The Southern New England Telephone Company  and SNET America, Inc. The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the terms and provisions of the Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

The divested operations represent approximately $1.2 billion in annual revenues as of 2013. The transaction will not affect AT&T’s 2013 financial results. The transaction is subject to review by the U.S. Department of Justice, the Federal Communications Commission and the Connecticut Public Utilities Regulatory Authority and other state regulatory authorities. AT&T expects the transaction to close in the second half of 2014, subject to customary closing conditions.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Document

10.1	Stock Purchase Agreement, dated as of December 16, 2013, by and between AT&T Inc. and Frontier Communications Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Dated: December 18, 2013	By:	/s/ Paul W. Stephens
	Name:	Paul W. Stephens
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document

10.1	Stock Purchase Agreement, dated as of December 16, 2013, by and between AT&T Inc. and Frontier Communications Corporation.